 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 7, 2021

SEER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39747	82-1153150
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3800 Bridge Parkway, Suite 102
Redwood City, CA 94065
(Address of principal executive offices)

(650) 453-0000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.00001	SEER	The NASDAQ Stock Market LLC (The NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2021, Seer, Inc. (the “Company”) announced that its President and Chief Operating Officer, Omead Ostadan, will be taking a leave of absence as an officer of the Company for personal reasons, beginning on November 20, 2021 and lasting approximately three months. In connection with the leave of absence, the Company and Mr. Ostadan entered into a Leave of Absence Agreement (the “Leave Agreement”), which provides for the suspension of Mr. Ostadan’s salary and vesting of equity awards during the leave of absence and the proration of Mr. Ostadan’s bonus opportunity. The Leave Agreement is attached hereto as Exhibit 10.1.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Leave of Absence Agreement between Omead Ostadan and the Company effective October 7, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEER, INC.
Date: October 13, 2021
	By:	/s/ David Horn
David Horn
Chief Financial Officer